Exhibit 99.1

Ambarella, Inc. Announces First Quarter Fiscal Year 2021 Financial Results

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com

June 2, 2020 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), an AI vision silicon company, today announced financial results for its first quarter of fiscal year 2021 ended April 30, 2020.

•	Revenue for the first quarter of fiscal 2021 was $54.6 million, up 16% from $47.2 million in the same period in fiscal 2020.

•	Gross margin under U.S. generally accepted accounting principles (GAAP) for the first quarter of fiscal 2021 was 58.6%, compared with 59.0% for the same period in fiscal 2020.

•

GAAP net loss for the first quarter of fiscal 2021 was $15.5 million, or loss per diluted ordinary share of $0.45, compared with GAAP net loss of $17.3 million, or loss per diluted ordinary share of $0.53, for the same period in fiscal 2020.

Financial results on a non-GAAP basis for the first quarter of fiscal 2021 are as follows:

•	Gross margin on a non-GAAP basis for the first quarter of fiscal 2021 was 59.1%, compared with 59.6% for the same period in fiscal 2020.

•

Non-GAAP net income for the first quarter of fiscal 2021 was $1.3 million, or earnings per diluted ordinary share of $0.04. This compares with adjusted non-GAAP net loss of $0.1 million, or loss per diluted ordinary share of $0.00, for the same period in fiscal 2020.

Based on information available as of today, Ambarella is offering the following guidance for the second quarter of fiscal year 2021, ending July 31, 2020:

•	Revenue is expected to be $50.0 million plus or minus 6%.

•	Gross margin on a non-GAAP basis is expected to be between 59.0% and 60.5%.

•	Operating expenses on a non-GAAP basis are expected to be between $31.0 million and $33.0 million.

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. The non-GAAP net income for the first quarter of fiscal year 2021 includes a change in non-GAAP tax rate calculation to exclude losses from jurisdictions where there is no tax benefit associated to improve alignment of the non-GAAP income tax to the non-GAAP income (loss) before tax. Accordingly, non-GAAP net loss and non-GAAP loss per share for the first quarter of fiscal year 2020 ended April 30, 2019 have been adjusted for the change in non-GAAP income tax effect and presented consistent with the first quarter of fiscal year 2021 presentation. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable debt securities on hand at the end of the first quarter of fiscal 2021 was $411.3 million, compared with $404.7 million at the end of the prior quarter and $366.2 million at the end of the same quarter a year ago.

“I want to thank our employees for safely and quickly adapting to the challenging environment,” said Fermi Wang, President and CEO. “The unprecedented combination of geopolitical and public health risks, and the associated economic downturn, limit visibility and cause the duration, severity and impact to be unknown. Our visual AI computer vision strategy continues to be validated, as our CV design activity remains strong and five new CV customers entered production in Q1. The long-term outlook for the higher levels of automation we enable in multiple industries remains healthy, our CV portfolio continues to expand, and with a strong and liquid balance sheet supporting our investment, we believe we are positioned to emerge stronger when the current crisis is over.”

Stock Repurchase

In the first quarter of fiscal year 2021, the company repurchased a total of 25,719 shares for total consideration of approximately $1.0 million. During the second quarter of fiscal year 2021, Ambarella’s Board of Directors approved an extension of the current $50.0 million repurchase program for an additional twelve months ending June 30, 2021. As of today, there are approximately $49.0 million available for repurchases under the program. The repurchase program does not obligate the company to acquire any particular amount of ordinary shares, and it may be suspended at any time at the company’s discretion.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Casey Eichler, Chief Financial Officer, to discuss the first quarter of fiscal year 2021 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including video security, advanced driver assistance systems (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and robotic applications. Ambarella’s low-power system- on-chips (SoCs) offer high-resolution video compression, advanced image processing, and powerful deep neural network processing to enable intelligent cameras to extract valuable data from high-resolution video streams. For more information, please visit www.ambarella.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the second quarter of fiscal year 2021 ending July 31, 2020, and the comments of our CEO relating to potential opportunities in the visual AI and computer vision markets, the company’s ability to generate design wins and potential revenue being generated from new design wins, future market trends, our ability to successfully compete in such markets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with global health conditions and associated risk mitigation measures, global economic and political conditions, including possible trade tariffs and restrictions; revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2020 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the first fiscal quarter ended April 30, 2020 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income (loss), and earnings (losses) per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the first quarter of fiscal year 2021, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the second quarter of fiscal year 2021, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended April 30,
	2020	2019
Revenue	$54,645	$47,188
Cost of revenue	22,625	19,335

Gross profit	32,020	27,853

Operating expenses:
Research and development	34,200	33,017
Selling, general and administrative	13,435	13,077

Total operating expenses	47,635	46,094
Loss from operations	(15,615)	(18,241)
Other income, net	1,278	2,196

Loss before income taxes	(14,337)	(16,045)
Provision for income taxes	1,126	1,266

Net loss	$(15,463)	$(17,311)

Net loss per share attributable to ordinary shareholders:
Basic	$(0.45)	$(0.53)

Diluted	$(0.45)	$(0.53)

Weighted-average shares used to compute net loss per share attributable to ordinary shareholders:
Basic	34,080,330	32,492,044

Diluted	34,080,330	32,492,044

The following table presents details of stock-based compensation expense included in each functional line item in the condensed consolidated statements of operations above:

	Three Months Ended April 30,
	2020	2019
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$297	$267
Research and development	9,896	10,204
Selling, general and administrative	5,843	5,989

Total stock-based compensation	$16,036	$16,460

The difference between GAAP and non-GAAP gross margin was 0.5% and 0.6%, or $0.3 million and $0.3 million, for the three months ended April 30, 2020 and April 30, 2019, respectively. The differences were due to the effect of stock-based compensation.

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS (LOSSES) PER SHARE

(in thousands, except share and per share data)

	Three Months Ended April 30,
	2020	2019
	(unaudited)
GAAP net loss	$(15,463)	$(17,311)
Non-GAAP adjustments:
Stock-based compensation expense	16,036	16,460
Income tax effect	748	782

Non-GAAP net income (loss)	$1,321	$(69)

GAAP - diluted weighted average shares	34,080,330	32,492,044
Non-GAAP - diluted weighted average shares	35,174,372	32,492,044
GAAP - diluted net loss per share	$(0.45)	$(0.53)
Non-GAAP adjustments:
Stock-based compensation expense	0.47	0.51
Income tax effect	0.02	0.02
Effect of Non-GAAP - diluted weighted average shares	—	—
Non-GAAP - diluted net income (loss) per share	$0.04	$(0.00)

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	April 30,	January 31,
	2020	2020
ASSETS
Current assets:
Cash and cash equivalents	$236,585	$231,403
Marketable debt securities	174,742	173,345
Accounts receivable, net	20,684	18,487
Inventories	21,957	22,971
Restricted cash	9	9
Prepaid expenses and other current assets	4,789	4,975

Total current assets	458,766	451,190
Property and equipment, net	5,401	5,614
Deferred tax assets, non-current	9,943	10,400
Intangible assets, net	16,391	17,826
Operating lease right-of-use assets, net	9,272	9,935
Goodwill	26,601	26,601
Other non-current assets	5,359	5,710

Total assets	$531,733	$527,276

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	20,589	14,910
Accrued and other current liabilities	27,262	34,970
Operating lease liabilities, current	2,101	2,181
Income taxes payable	749	691
Deferred revenue, current	802	701

Total current liabilities	51,503	53,453
Operating lease liabilities, non-current	7,386	7,975
Other long-term liabilities	17,261	17,776

Total liabilities	76,150	79,204

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	284,557	261,220
Accumulated other comprehensive income	405	768
Retained earnings	170,606	186,069

Total shareholders’ equity	455,583	448,072

Total liabilities and shareholders’ equity	$531,733	$527,276